EXHIBIT 99.1

FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Record Second Quarter 2018 Financial Results
EMERYVILLE, August 1, 2018 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported GAAP net income of $25.2 million, or $0.37 per diluted share, and adjusted net income of $27.4 million, or $0.40 per diluted share, for its second quarter ended June 30, 2018. This compares with GAAP net income of $22.4 million, or $0.34 per diluted share, and adjusted net income of $22.0 million, or $0.34 per diluted share in the first quarter ended March 31, 2018. In the second quarter of 2017, the company reported GAAP net income of $6.0 million, or $0.10 per diluted share, and adjusted net income of $7.9 million, or $0.13 per diluted share.
Adjusted net income and adjusted net income per diluted share for the quarters presented exclude the impact of periodic capital markets transaction costs, changes in the fair value of our warrant liability and realized gains or losses from our investment portfolio. In the second quarter of 2018, adjusted net income and adjusted net income per diluted share exclude costs of $2.9 million related to the issuance of Insurance-Linked Notes in July 2018, refinancing of the company’s existing senior secured term loan with a new $150 million five-year senior secured term loan and establishment of a new $85 million three-year senior secured revolving credit facility, as well as pre-tax gain of $0.1 million related to the change in fair value of the company’s warrant liability and pre-tax net realized investment gains of $0.1 million. The non-GAAP financial measures adjusted net income, adjusted net income per share and adjusted return-on-equity are presented in this release to increase the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" below.
Bradley Shuster, Chairman and CEO of National MI, said, "National MI delivered record second quarter financial results, including record net premiums earned of $61.6 million, record net income of $25.2 million, and record return-on-equity of 16.4%. We continued to grow our high-quality insured portfolio at an industry leading rate and we successfully completed a number of important risk management and financing initiatives. In June, we launched Rate GPS, our Granular Pricing System. Rate GPS is a fully integrated and technology-driven pricing engine that allows us to dynamically consider a far broader and more granular set of risk attributes in our pricing process. Customer adoption has been strong and, as of today, approximately 95% of our customers are delivering loans through the platform. Earlier in the quarter, we refinanced our term loan and secured a debut revolving credit facility. In July, we executed our second Insurance-Linked Notes transaction, which provides us significant PMIERs capital support and insulates National MI from adverse loss development in our insured portfolio.”

•	As of June 30, 2018, the company had primary insurance-in-force of $58.1 billion, up 9% from $53.4 billion at the prior quarter end and up 51% over $38.6 billion as of June 30, 2017.

•
Net premiums earned for the quarter were $61.6 million, including $3.1 million attributable to cancellation of single premium policies, which compares with $54.9 million, including $2.8 million related to cancellations, in the prior quarter. Net premiums earned in the second quarter of 2018 were up 63% over net premiums earned of $37.9 million in the same quarter a year ago, which included $3.8 million related to cancellations.

•	NIW mix was 88% monthly premium product, which compares with 84% in the prior quarter and 81% in the second quarter of 2017.

•
Total underwriting and operating expenses in the second quarter were $29.0 million, including approximately $0.7 million of fees and expenses related to the recently completed Insurance-Linked Notes transaction. This compares with total underwriting and operating expense of $28.5 million in the prior quarter and $28.0 million in the same quarter a year ago, which included approximately $3.1 million of fees and expenses related to the issuance of Insurance-Linked Notes completed in May 2017.

•	At quarter-end, cash and investments were $855 million and book equity was $630 million, equal to $9.58 per share. Return on equity for the quarter was 16.4% and adjusted return on equity was 17.8%.

EXHIBIT 99.1

•
At quarter-end, the company had total PMIERs available assets of $653 million, which compares with risk-based required assets under PMIERs of $587 million. The PMIERs required assets do not reflect the benefit of the recently completed Insurance-Linked Notes transaction and related excess-of-loss reinsurance coverage, which occurred after the close of the quarter. During the second quarter of 2018, the company contributed $70 million to National Mortgage Insurance Corporation, its primary mortgage insurance subsidiary.

	Quarter Ended	Quarter Ended	Quarter Ended	Change	Change
	6/30/2018	3/31/2018	6/30/2017	Q/Q	Y/Y
Primary Insurance-in-Force ($billions)	$58.1	$53.4	$38.6	9%	51%
New Insurance Written - NIW ($billions)
Monthly premium	5.7	5.5	4.1	4%	39%
Single premium	0.8	1.0	0.9	(20)%	(11)%
Total	6.5	6.5	5.0	—%	30%

Premiums Earned ($millions)	61.6	54.9	37.9	12%	63%
Underwriting & Operating Expense ($millions)	29.0	28.5	28.0	2%	4%
Loss Expense ($millions)	0.6	1.6	1.4	(63)%	(57)%
Loss Ratio	1.0%	2.9%	3.6%
Cash & Investments ($millions)	$854.7	$825.7	$693.7	4%	23%
Book Equity ($millions)	629.6	601.9	495.0	5%	27%
Book Value per Share	9.58	9.18	8.27	4%	16%

Conference Call and Webcast Details
The company will hold a conference call and live webcast at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The call also can be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 for international callers using Conference ID: 9083349, or by referencing NMI Holdings, Inc.

About National MI
National Mortgage Insurance Corporation (National MI), a subsidiary of NMI Holdings, Inc. (NASDAQ: NMIH), is a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in the business practices of Fannie Mae and Freddie Mac (collectively, the GSEs), including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement; our ability to remain an eligible mortgage insurer under the current or future

EXHIBIT 99.1

versions of their private mortgage insurer eligibility requirements (PMIERs) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (D.C.) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and governmental mortgage insurers like the Federal Housing Administration and the Veterans Administration and potential market entry by new competitors or consolidation of existing competitors; developments in the world's financial, capital and reinsurance markets and our access to such markets; adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators; changes to the GSEs' role in the secondary mortgage market driven by Congressional or regulatory action or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the reinsurance market and to enter into, and receive approval for reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on low-down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of our pricing, risk management or investment strategies; emergence of unexpected claims and coverage issues, including claims exceeding our reserves or amounts we expected to experience; potential adverse impacts arising from recent natural disasters, including, with respect to the affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; our ability to utilize our net operating loss carryforwards, which could be limited or eliminated in various ways, including if we experience an ownership change as defined in Section 382 of the Internal Revenue Code; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform as expected; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2017 and in Item IA of Part II of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Use of Non-GAAP Financial Measures

We believe that use of the non-GAAP measures of adjusted pre-tax income, adjusted net income, adjusted net income per share and adjusted return-on-equity facilitate the evaluation of our fundamental financial performance, thereby providing relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not recognized in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been established in order to increase transparency for the purposes of evaluating our fundamental operating trends and enabling more meaningful comparisons with our peers.

Adjusted pre-tax income is defined as GAAP income before tax, excluding the effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred.

Adjusted net income is defined as GAAP net income excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.

Adjusted net income per diluted share is calculated in a manner consistent with the accounting standard regarding earnings per share by dividing (i) adjusted net income by (ii) diluted weighted average common shares outstanding, which shares of common stock outstanding and common stock equivalents that would be issuable upon the vesting of service based RSUs, and exercise of vested and unvested stock options and outstanding warrants.

EXHIBIT 99.1

Adjusted return-on-equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders’ equity for the period.

Although adjusted pre-tax income and adjusted net income exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items are: (1) not viewed as part of the operating performance of our primary activities; or (2) impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, along with the reasons for their treatment, are described below. Trends in the profitability of our fundamental operating activities can be more clearly identified by adjusting for fluctuations in these items. Other companies may calculate these measures differently. Therefore, their measures may not be comparable to those used by us.

(1)
Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statements of operations in the period in which the change occurred. The change in the fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors which may not impact or reflect our current period operating results. Trends in our operating performance can be more clearly identified without the fluctuations of the change in fair value of our warrant liability.

(2)
Capital markets transaction costs. Capital markets transaction costs result from discretionary activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions.

(3)
Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing of specific securities sold is highly discretionary and is influenced by the factors as market opportunities, tax and capital profile and overall market cycles.

(4)
Infrequent or unusual non-operating items. Income Statement items occurring separately from operating earnings that are not expected to recur in the future. They are the result of unforeseen or uncommon events.  Exclusion of these items provides clarity about the impact of special or rare circumstances on current financial performance. An example is income tax expense adjustments due to a re-measurement of the net deferred tax assets in connection with tax reform, which are non-recurring in nature and are not part of our primary operating activities.  We did not adjust for any infrequent or unusual non-operating items to calculate the non-GAAP measures presented in this release.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417

Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
Revenues	(In Thousands, except for per share data)
Net premiums earned	$61,615	$37,917	$116,529	$71,142
Net investment income	5,735	3,908	10,309	7,715
Net realized investment gains	59	188	59	130
Other revenues	44	185	108	265
Total revenues	67,453	42,198	127,005	79,252
Expenses
Insurance claims and claim expenses	643	1,373	2,212	2,008
Underwriting and operating expenses	29,020	28,048	57,473	54,037
Total expenses	29,663	29,421	59,685	56,045
Other expense
Gain (Loss) from change in fair value of warrant liability	109	19	529	(177)
Interest expense	(5,560)	(3,300)	(8,979)	(6,794)
Total other expense	(5,451)	(3,281)	(8,450)	(6,971)

Income before income taxes	32,339	9,496	58,870	16,236
Income tax expense	7,098	3,484	11,274	4,732
Net income	$25,241	$6,012	$47,596	$11,504

Earnings per share
Basic	$0.38	$0.10	$0.74	$0.19
Diluted	$0.37	$0.10	$0.70	$0.18

Weighted average common shares outstanding
Basic	65,664	59,823	63,891	59,577
Diluted	68,616	63,010	67,171	62,689

Loss Ratio(1)	1.0%	3.6%	1.9%	2.8%
Expense Ratio(2)	47.1%	74.0%	49.3%	76.0%
Combined ratio	48.1%	77.6%	51.2%	78.8%

Net income	$25,241	$6,012	$47,596	$11,504
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) in accumulated other comprehensive income, net of tax expense (benefit) of ($2,879) and $1,388 for the three months ended June 30, 2018 and 2017, respectively, and ($3,304) and $2,073 for the six months ended June 30, 2018 and 2017	(1,464)	2,822	(12,429)	4,017
Reclassification adjustment for realized (gains) included in net income, net of tax expenses of $12 and $66 for the three months ended June 30, 2018 and 2017, respectively, and $10 and $45 for the six months ended June 30, 2018 and 2017	(46)	(122)	(37)	(84)
Other comprehensive income (loss), net of tax	(1,510)	2,700	(12,466)	3,933
Comprehensive income	$23,731	$8,712	$35,130	$15,437
(1) Loss ratio is calculated by dividing the provision for insurance claims and claims expenses by net premiums earned.
(2) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

Consolidated balance sheets	June 30, 2018	December 31, 2017
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $852,029 and $713,859 as of June 30, 2018 and December 31, 2017, respectively)	$838,265	$715,875
Cash and cash equivalents	16,454	19,196
Premiums receivable	31,252	25,179
Accrued investment income	4,789	4,212
Prepaid expenses	2,907	2,151
Deferred policy acquisition costs, net	42,363	37,925
Software and equipment, net	22,803	22,802
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	35,798	40,250
Deferred tax asset, net	12,378	19,929
Other assets	5,836	3,695
Total assets	$1,016,479	$894,848

Liabilities
Term loan	$147,262	$143,882
Unearned premiums	165,658	163,166
Accounts payable and accrued expenses	21,407	23,364
Reserve for insurance claims and claim expenses	10,601	8,761
Reinsurance funds withheld	31,011	34,102
Deferred ceding commission	4,507	5,024
Warrant liability, at fair value	6,391	7,472
Total liabilities	386,837	385,771
Commitments and contingencies

Shareholders' equity
Common stock - class A shares, $0.01 par value; 65,753,784 and 60,517,512 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively (250,000,000 shares authorized)	658	605
Additional paid-in capital	670,870	585,488
Accumulated other comprehensive loss, net of tax	(15,043)	(2,859)
Accumulated deficit	(26,843)	(74,157)
Total shareholders' equity	629,642	509,077
Total liabilities and shareholders' equity	$1,016,479	$894,848

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations
	Quarter ended	Quarter ended	Quarter ended
	6/30/2018	3/31/2018	6/30/2017
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$61,615	$54,914	$37,917
Net investment income	5,735	4,574	3,908
Net realized investment gains	59	—	188
Other revenues	44	64	185
Total revenues	67,453	59,552	42,198
Expenses
Insurance claims and claims expenses	643	1,569	1,373
Underwriting and operating expenses	29,020	28,453	28,048
Total expenses	29,663	30,022	29,421
Other Expense
Gain from change in fair value of warrant liability	109	420	19
Interest expense	(5,560)	(3,419)	(3,300)
Total other expense	(5,451)	(2,999)	(3,281)

Income before income taxes	32,339	26,531	9,496
Income tax expense	7,098	4,176	3,484
Net income	$25,241	$22,355	$6,012

Adjustments:
Net realized investment gains	(59)	—	(188)
Gain from change in fair value of warrant liability	(109)	(420)	(19)
Capital markets transaction costs	2,921	—	3,105
Adjusted income before income taxes	35,092	26,111	12,394

Income tax expense (benefit) on adjustments	578	(88)	1,014
Adjusted net income	$27,416	$22,023	$7,896

Weighted average diluted shares outstanding - Reported	68,616	65,697	63,010
Dilutive effect of non-vested shares and warrants	—	—	—
Weighted average diluted shares outstanding - Adjusted	68,616	65,697	63,010

Diluted EPS - Reported	$0.37	$0.34	$0.10
Diluted EPS - Adjusted	$0.40	$0.34	$0.13

Return on Equity - Reported	16.4%	16.1%	4.9%
Return on Equity - Adjusted	17.8%	15.9%	6.5%

EXHIBIT 99.1

Historical Quarterly Data	2018		2017
	June 30	March 31	December 31	September 30	June 30	March 31
Revenues		(In Thousands, except for per share data)
Net premiums earned	$61,615	$54,914	$50,079	$44,519	$37,917	$33,225
Net investment income	5,735	4,574	4,388	4,170	3,908	3,807
Net realized investment gains (losses)	59	—	9	69	188	(58)
Other revenues	44	64	62	195	185	80
Total revenues	67,453	59,552	54,538	48,953	42,198	37,054
Expenses
Insurance claims and claim expenses	643	1,569	2,374	957	1,373	635
Underwriting and operating expenses	29,020	28,453	28,297	24,645	28,048	25,989
Total expenses	29,663	30,022	30,671	25,602	29,421	26,624

Other expense (1)	(5,451)	(2,999)	(6,808)	(3,854)	(3,281)	(3,690)

Income before income taxes	32,339	26,531	17,059	19,497	9,496	6,740
Income tax expense	7,098	4,176	18,825	7,185	3,484	1,248
Net income	$25,241	$22,355	$(1,766)	$12,312	$6,012	$5,492

Earnings per share
Basic	$0.38	$0.36	$(0.03)	$0.21	$0.10	$0.09
Diluted	$0.37	$0.34	$(0.03)	$0.20	$0.10	$0.09

Weighted average common shares outstanding
Basic	65,664	62,099	60,219	59,884	59,823	59,184
Diluted	68,616	65,697	60,219	63,089	63,010	62,339

Other data
Loss Ratio (2)	1.0%	2.9%	4.7%	2.1%	3.6%	1.9%
Expense Ratio (3)	47.1%	51.8%	56.5%	55.4%	74.0%	78.2%
Combined ratio	48.1%	54.7%	61.2%	57.5%	77.6%	80.1%
(1) Other expense includes the gain from change in fair value of warrant liability and interest expense.
(2) Loss ratio is calculated by dividing the provision for insurance claims and claims expenses by net premiums earned.
(3) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
		(In Millions)
Monthly	$5,711	$5,441	$5,736	$4,833	$4,099	$2,892
Single	802	1,019	1,140	1,282	938	667
Primary	$6,513	$6,460	$6,876	$6,115	$5,037	$3,559

Primary and pool IIF	As of
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
		(In Millions)
Monthly	$41,843	$37,574	$33,268	$28,707	$24,865	$21,511
Single	16,246	15,860	15,197	14,552	13,764	13,268
Primary	58,089	53,434	48,465	43,259	38,629	34,779

Pool	3,064	3,153	3,233	3,330	3,447	3,545
Total	$61,153	$56,587	$51,698	$46,589	$42,076	$38,324

The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction and 2018 QSR Transaction, and collectively, the QSR Transactions) for the periods indicated.

	As of and for the three months ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
		(In Thousands)
Ceded risk-in-force	3,606,928	$3,304,335	$2,983,353	$2,682,982	$2,403,027	$2,167,745
Ceded premiums written	(15,318)	(14,525)	(15,233)	(14,389)	(12,034)	(10,292)
Ceded premiums earned	(18,077)	(16,218)	(14,898)	(13,393)	(11,463)	(9,865)
Ceded claims and claims expenses	173	543	800	277	342	268
Ceding commission written	3,064	2,905	3,047	2,878	2,407	2,058
Ceding commission earned	3,536	3,151	2,885	2,581	2,275	2,065
Profit commission	10,707	9,201	8,139	7,758	6,536	5,651

Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

EXHIBIT 99.1

Primary portfolio trends	As of and for the three months ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	($ Values In Millions)
New insurance written	$6,513	$6,460	$6,876	$6,115	$5,037	$3,559
New risk written	1,647	1,580	1,665	1,496	1,242	868
Insurance in force (IIF) (1)	58,089	53,434	48,465	43,259	38,629	34,779
Risk in force (1)	14,308	13,085	11,843	10,572	9,417	8,444
Policies in force (count) (1)	241,993	223,263	202,351	180,089	161,195	145,632
Average loan size (1)	$0.240	$0.239	$0.240	$0.240	$0.240	$0.239
Average coverage (2)	24.6%	24.5%	24.4%	24.4%	24.4%	24.3%
Loans in default (count)	768	1,000	928	350	249	207
Percentage of loans in default	0.3%	0.5%	0.5%	0.2%	0.2%	0.1%
Risk in force on defaulted loans	$43	$57	$53	$19	$14	$12
Average premium yield (3)	0.44%	0.43%	0.44%	0.43%	0.41%	0.40%
Earnings from cancellations	$3.1	$2.8	$4.2	$4.3	$3.8	$2.5
Annual persistency (4)	85.5%	85.7%	86.1%	85.1%	83.1%	81.3%
Quarterly run-off (5)	3.5%	3.1%	3.9%	3.8%	3.4%	2.9%

(1)	Reported as of the end of the period.

(2)	Calculated as end of period risk in force (RIF) divided by IIF.

(3)	Calculated as net primary and pool premiums earned, net of reinsurance, divided by average gross IIF for the period, annualized.

(4)	Defined as the percentage of IIF that remains on our books after any 12-month period.

(5)	Defined as the percentage of IIF that are no longer on our books after any 3-month period
The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended
	June 30, 2018	March 31, 2018	June 30, 2017
	($ In Millions)
>= 760	$2,807	$2,619	$2,376
740-759	1,129	1,073	793
720-739	964	914	626
700-719	747	811	568
680-699	469	567	368
<=679	397	476	306
Total	$6,513	$6,460	$5,037
Weighted average FICO	747	743	749

Primary NIW by LTV	For the three months ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(In Millions)
95.01% and above	$971	$997	$474
90.01% to 95.00%	2,932	2,765	2,297
85.01% to 90.00%	1,888	1,755	1,506
85.00% and below	722	943	760
Total	$6,513	$6,460	$5,037
Weighted average LTV	92.7%	92.5%	92.2%

EXHIBIT 99.1

Primary NIW by purchase/refinance mix	For the three months ended
	June 30, 2018		March 31, 2018	June 30, 2017
	(In Millions)
Purchase	$6,137	376,230	$5,425	$4,518
Refinance	376		1,035	519
Total	$6,513		$6,460	$5,037
The table below presents a summary of our primary IIF and RIF by book year as of the dates indicated.

Primary IIF and RIF	As of June 30, 2018
	IIF	RIF
	(In Millions)
June 30, 2018	$12,758	$3,174
2017	19,784	4,837
2016	16,800	4,109
2015	7,505	1,877
2014	1,210	303
2013	32	8
Total	$58,089	$14,308
The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	June 30, 2018	March 31, 2018	June 30, 2017
	(In Millions)
>= 760	$27,311	$25,371	$19,224
740-759	9,460	8,635	6,269
720-739	7,722	6,981	4,927
700-719	6,355	5,814	3,973
680-699	4,174	3,852	2,615
<=679	3,067	2,781	1,621
Total	$58,089	$53,434	$38,629

Primary RIF by FICO	As of
	June 30, 2018	March 31, 2018	June 30, 2017
	(In Millions)
>= 760	$6,758	$6,246	$4,720
740-759	2,344	2,125	1,535
720-739	1,905	1,710	1,198
700-719	1,558	1,416	960
680-699	1,016	932	627
<=679	727	656	377
Total	$14,308	$13,085	$9,417

EXHIBIT 99.1

Primary IIF by LTV	As of
	June 30, 2018	March 31, 2018	June 30, 2017
	(In Millions)
95.01% and above	$5,747	$4,872	$2,367
90.01% to 95.00%	26,119	23,937	17,441
85.01% to 90.00%	17,319	16,034	12,157
85.00% and below	8,904	8,591	6,664
Total	$58,089	$53,434	$38,629

Primary RIF by LTV	As of
	June 30, 2018	March 31, 2018	June 30, 2017
	(In Millions)
95.01% and above	$1,522	$1,294	$648
90.01% to 95.00%	7,610	6,978	5,120
85.01% to 90.00%	4,154	3,831	2,893
85.00% and below	1,022	982	756
Total	$14,308	$13,085	$9,417

Primary RIF by Loan Type	As of
	June 30, 2018	March 31, 2018	June 30, 2017

Fixed	98%	98%	98%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	2
Total	100%	100%	100%
The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(In Millions)
IIF, beginning of period	$53,434	$48,465	$34,779
NIW	6,513	6,460	5,037
Cancellations and other reductions	(1,858)	(1,491)	(1,187)
IIF, end of period	$58,089	$53,434	$38,629

EXHIBIT 99.1

Geographic Dispersion
The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	June 30, 2018	March 31, 2018	June 30, 2017
California	13.4%	13.5%	13.8%
Texas	8.0	8.0	7.5
Arizona	5.0	4.8	4.2
Virginia	5.0	5.1	6.0
Florida	4.7	4.7	4.4
Michigan	3.7	3.7	3.6
Pennsylvania	3.6	3.6	3.6
Colorado	3.5	3.5	3.9
Utah	3.3	3.4	3.7
Illinois	3.3	3.2	3.3
Total	53.5%	53.5%	54.0%
The following table shows portfolio data by book year, as of June 30, 2018.

	As of June 30, 2018
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative default rate (2)
	($ Values in Millions)
2013	$162	$32	20%	655	171	1	1	0.3%	0.3%
2014	3,451	1,210	35%	14,786	6,245	54	21	3.6%	0.5%
2015	12,422	7,505	60%	52,548	34,641	235	33	2.9%	0.5%
2016	21,187	16,800	79%	83,626	69,454	283	18	2.2%	0.4%
2017	21,582	19,784	92%	85,897	80,646	188	1	2.0%	0.2%
2018	12,973	12,758	98%	51,457	50,836	7	—	0.5%	—%
Total	$71,777	$58,089		288,969	241,993	768	74

(1)	The ratio of claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.

(2)	The sum of claims paid ever to date and notices of default as of the end of the period divided by policies ever in force.

EXHIBIT 99.1

The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claims expenses:

	For the three months ended		For the six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

	(In Thousands)
Beginning balance	$10,391	$3,761	$8,761	$3,001
Less reinsurance recoverables (1)	(2,334)	(564)	(1,902)	(297)
Beginning balance, net of reinsurance recoverables	8,057	3,197	6,859	2,704

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	1,212	1,376	3,152	2,331
Prior years (3)	(569)	(3)	(940)	(323)
Total claims and claims expenses incurred	643	1,373	2,212	2,008

Less claims paid:
Claims and claim expenses paid:
Current year (2)	—	—	—	—
Prior years (3)	481	421	852	563
Total claims and claim expenses paid	481	421	852	563

Reserve at end of period, net of reinsurance recoverables	8,219	4,149	8,219	4,149
Add reinsurance recoverables (1)	2,382	899	2,382	899
Ending balance	$10,601	$5,048	$10,601	$5,048
(1) Related to ceded losses recoverable under the QSR Transactions, included in "Other Assets" on the Condensed Consolidated Balance Sheets.
(2) Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan had defaulted in a prior year and subsequently cured and later re-defaulted in the current year, that default would be included in the current year.
(3) Related to insured loans with defaults occurring in prior years, which have been continuously in default since that time.
The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended		For the six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Beginning default inventory	1,000	207	928	179
Plus: new defaults	287	147	700	271
Less: cures	(501)	(97)	(825)	(189)
Less: claims paid	(18)	(8)	(35)	(12)
Ending default inventory	768	249	768	249

EXHIBIT 99.1

The following table provides details of our claims paid, before giving effect to claims ceded under the 2016 QSR Transaction, for the periods indicated. No claims paid were ceded under the 2018 QSR Transaction during the periods indicated.

	For the three months ended		For the six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	(In Thousands)
Number of claims paid (1)	18	8	35	12
Total amount paid for claims	$607	$429	$1,089	$571
Average amount paid per claim (2)	$36	$54	$35	$48
Severity(3)	78%	86%	76%	87%
(1) Count includes claims settled without payment.
(2) Calculation is net of claims settled without payment.
(3) Severity represents the total amount of claims paid divided by the related RIF on the loan at the time the claim is perfected.
The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of June 30, 2018	As of June 30, 2017
	(In Thousands)
Case (1)	$13	$19
IBNR	1	1
Total	$14	$20

(1) Defined as the gross reserve per insured loan in default.
    The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	June 30, 2018	March 31, 2018	June 30, 2017
	(In Thousands)
Available assets	$653,080	$555,336	$485,019
Risk-based required assets	587,235	522,260	298,091